Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-279150) and Form S-8 (Nos. 333-182445, 333-188462, 333-194210, 333-202331, 333-209785, 333-216330, 333-223331, 333-253013, 333-256854, 333-257171, 333-267883, 333-268298, 333-272561, 333-273304, 333-287692, 333-288537, and 333-292141) of ServiceNow, Inc. of our report dated January 28, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
January 28, 2026

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